Morgan Stanley Institutional Fund Trust - Core Plus
Fixed Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  The PNC Financial Services
Group Inc. 3.150% due 5/19/2027
Purchase/Trade Date:	5/16/2017
Offering Price of Shares: $99.796
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $525,000
Percentage of Offering Purchased by Fund: 0.070%
Percentage of Fund's Total Assets: 0.19%
Brokers: J.P. Morgan, Citigroup, Morgan Stanley, PNC
Capital Markets LLC
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Becton, Dickinson and Company
2.894% due 6/6/2022
Purchase/Trade Date:	5/22/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $1,800,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund: 0.033%
Percentage of Fund's Total Assets: 0.22%
Brokers: Citigroup, BNP Paribas, Barclays, MUFG, J.P.
Morgan, Morgan Stanley, Wells Fargo Securities, Wells
Fargo Securities, Standard Chartered Bank, Scotiabank,
US Bancorp, BNY Mellon Capital Markets, LLC, ING,
Loop Capital Markets, The Williams Capital Group, L.P.
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.










Securities Purchased:  Enel Finance International NV
3.625% due 5/25/2027
Purchase/Trade Date:	5/22/2017
Offering Price of Shares: $98.990
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $350,000
Percentage of Offering Purchased by Fund: 0.018%
Percentage of Fund's Total Assets: 0.13%
Brokers: Barclays, BNP PARIBAS, BofA Merrill
Lynch, Citigroup, Credit Suisse, Goldman Sachs & Co.
LLC, HSBC, J.P. Morgan, Morgan Stanley, Societe
Generale Corporate & Investment Banking
Purchased from: Societe Generale
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  GE Capital Retail Bank
(Synchrony Bank) 3.000% due 6/15/2022
Purchase/Trade Date: 6/7/2017
Offering Price of Shares: $99.571
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $625,000
Percentage of Offering Purchased by Fund: 0.083%
Percentage of Fund's Total Assets: 0.22%
Brokers: J.P. Morgan, Morgan Stanley, RBC Capital
Markets, Mischler Financial Group, Inc., The Williams
Capital Group, L.P.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.













Securities Purchased:  Brighthouse Financial, Inc.
3.700% due 6/22/2027
Purchase/Trade Date:	6/15/2017
Offering Price of Shares: $99.917
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $525,000
Percentage of Offering Purchased by Fund: 0.035%
Percentage of Fund's Total Assets: 0.19%
Brokers: BofA Merrill Lynch, Goldman Sachs & Co.
LLC, J.P. Morgan, Morgan Stanley, Wells Fargo
Securities Barclays, BNP PARIBAS, Citigroup, Credit
Suisse, Deutsche Bank Securities, HSBC, MUFG,
SMBC Nikko, US Bancorp, The Williams Capital
Group, L.P.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.